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                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-90333) pertaining to the Pactiv 401(k) Savings and Investment Plan, of our report dated May 20, 2004, with respect to the financial statements and schedule of the Pactiv 401(k) Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

Ernst & Young LLP
Chicago, Illinois
June 28, 2004